We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our three reports dated February 13, 1998, relating to the financial statements and financial highlights of the portfolios of The Prudential Series Fund, Inc., which appear in such Statements of Additional Information.

We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and "Experts" in the Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP


New York, New York
April 24, 1998


                                      C-48